Exhibit 16.1


Beckstead and Watts, LLP
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Certified Public Accountants
                                                2425 W Horizon Ridge Parkway
                                                         Henderson, NV 89052
                                                            702.257.1984 tel
                                                            702.362.0540 fax


March 30, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for EClic, Inc. (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2003 and 2002, and reviewed the interim period ended September 30, 2004. Effective March 25, 2005, we were dismissed by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated March 30, 2005, and we agree with such statements except that we cannot confirm or deny that the appointment of Moore & Associates was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Beckstead and Watts, LLP
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    Beckstead and Watts, LLP


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